AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 21, 2018

File No. 811-21638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
AMENDMENT No. 36

JPMORGAN INSTITUTIONAL TRUST

(Exact Name of Registrant as Specified in Charter)

270 Park Avenue

New York, New York 10017

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code 800-343-1113

Gregory S. Samuels, Esq.

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

(Name and Address of Agent for Service)

Copies to:

Zach Vonnegut-Gabovitch, Esq.

JPMorgan Chase & Co.

270 Park Avenue

New York, NY 10017

EXPLANATORY NOTE

This Amendment is filed by JPMorgan Institutional Trust (the “Registrant”). This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such shares are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant.

Part A & B

This filing supplements the Confidential Offering Memorandum dated June 28, 2018, as supplemented June 28, 2018, filed as Amendment No. 35 to the Registrant’s Registration Statement on Form N-1A (SEC File No. 811-21638) and incorporates by reference the Confidential Offering Memorandum Supplement dated June 28, 2018, as supplemented June 28, 2018, as Amendment No. 35 to the Registrant’s Registration Statement on Form N-1A (SEC File No. 811-21638).

JPMORGAN INSTITUTIONAL TRUST

JPMorgan Intermediate Bond Trust

JPMorgan Core Bond Trust

Supplement dated September 21, 2018

to the Confidential Offering Memorandum dated June 28, 2018

Effective September 24, 2018, the eighth through tenth paragraphs of the “Subscribing for and Purchasing and Redeeming Fund Shares – PURCHASING FUND SHARES – How much do shares cost?” section of the Confidential Offering Memorandum will be deleted and replaced with the following:

Options traded on U.S. securities exchanges are valued at the composite mean price, using the National Best Bid and Offer quotes.

Options traded on foreign exchanges are valued at the settled price, or if no settled price is available, at the last sale price available prior to the calculation of the Fund’s NAV and will be fair valued by applying fair value factors provided by independent pricing services, as applicable, for any options involving equity reference obligations listed on exchanges other than North American, Central American, South American or Caribbean securities exchanges.

Exchange traded futures are valued at the last sale price available prior to the calculation of the Fund’s NAV. Any futures involving equity reference obligations listed on exchanges other than North American, Central American, South American or Caribbean securities exchanges will be fair valued by applying fair value factors provided by independent pricing services, as applicable.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT

WITH THE CONFIDENTIAL OFFERING MEMORANDUM FOR FUTURE REFERENCE

SUP-INSTI-918

PART C: OTHER INFORMATION

Item 23.	Exhibits

Exhibits filed pursuant to Form N-1A:

(a) (1) Certificate of Trust is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, SEC File No. 811-21638.

(a) (2) Declaration of Trust, dated September 14, 2004 (amended May 14, 2014). Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.

(a) (3) Schedule A to the Declaration of Trust. Incorporated herein by reference to Amendment No. 12 to Registrant’s Registration Statement filed on June 26, 2009.

(b) (1) By-Laws of JPMorgan Institutional Trust, as Amended and Restated August 20, 2014. Incorporated herein by reference to Amendment No. 23 to the Registrant’s Registration Statement filed on September 15, 2014.

(c) None.

(d) (1) Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(d) (2) Form of Schedule A to the Investment Advisory Agreement (amended as of May 18, 2016). Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.

(e) Not applicable.

(f) Deferred Compensation Plan for Eligible Trustees of the Trust. Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.

(g) (1) (a) Amended and Restated Global Custody and Fund Accounting Agreement dated September 1, 2010 between JPMorgan Chase Bank, N.A. and the entities named on Schedule A. Incorporated herein by reference to Amendment No. 17 to the Registrant’s Registration Statement filed on January 12, 2011.

(g) (1) (b) Form of Amended Schedule A to the Amended and Restated Global Custody & Fund Accounting Agreement (amended as of August 14, 2018). Filed herewith.

(g) (1) (c) Amendment to the Amended and Restated Global Custody & Fund Accounting Agreement, dated December 1, 2013. Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.

(g) (1) (d) Amendment to the Amended and Restated Global Custody & Fund Accounting Agreement, dated September 1, 2014. Incorporated herein by reference to Amendment No. 24 to the Registrant’s Registration Statement filed on December 29, 2014.

(g) (1) (e) Joinder and Amendment, dated December 1, 2015, including Schedule A, to Amended and Restated Global Custody and Fund Accounting Agreement dated September 1, 2004. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.

(h) (1) Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc. (“BFDS”), effective September 1, 2014. Incorporated herein by reference to Amendment No. 24 to the Registrant’s Registration Statement filed on December 29, 2014.

(h)(1)(a) Form of Amended Appendix A, dated as of August 14, 2018, to the Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc. (“BFDS”) dated September 1, 2014. Filed herewith.

(h) (1) (b) Form of Amendment to Amended and Restated Transfer Agency Agreement between the Trust and BFDS, dated November 11, 2015. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.

(h) (2) (a) Form of Administration Agreement between the Registrant and JPMorgan Funds Management, Inc. (formerly known as One Group Administrative Services, Inc.) is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h) (2) (b) Schedule A to the Administration Agreement (amended as of June 26, 2009). Incorporated herein by reference to Amendment No. 13 to Registrant’s Registration Statement filed on October 2, 2009.

(h) (2) (c) Amendment dated April 1, 2016, to Administration Agreement. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.

(h) (3) Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h) (4) Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc., dated May 25, 2005, is incorporated by reference to Amendment No. 8 to Registrant’s Registration Statement filed on June 26, 2006.

(h) (5) Securities Lending Agreement, Amended and Restated as of February 9, 2010, between Registrant and JPMorgan Chase Bank, N.A. Incorporated herein by reference to Amendment No. 15 to Registrant’s Registration Statement filed on March 10, 2010.

(h) (5) (a) Amendment to Securities Lending Agreement effective March 1, 2011 between Registrant and JPMorgan Chase Bank, N.A. Incorporated herein by reference to Amendment No. 18 to the Registrant’s Registration Statement filed on June 28, 2011.

(h) (6) Form of Fee Waiver Agreement, dated June 28, 2018. Incorporated herein by reference to Amendment 35 to the Registrant’s Registration Statement filed on June 28, 2018.

(h) (7) Amended and Restated Securities Lending Agency Agreement, effective March 1, 2011, between the Registrant and The Goldman Sachs Bank USA. Incorporated herein by reference to Amendment No. 18 to the Registrant’s Registration Statement filed on June 28, 2011.

(h) (7) (a) Schedule 2, revised February 1, 2012, to the Amended and Restated Securities Lending Agency Agreement between the Registrant and The Goldman Sachs Bank USA. Incorporated herein by reference to Amendment No. 20 to the Registrant’s Registration Statement filed on January 23, 2013.

(h) (7) (b) Schedule A to the Amended and Restated Securities Lending Agency Agreement between the Registrant and The Goldman Sachs Bank USA. Incorporated herein by reference to Amendment No. 20 to the Registrant’s Registration Statement filed on January 23, 2013.

(h) (8) Amended and Restated Third Party Securities Lending Agreement, effective March 1, 2011, between the Registrant, The Goldman Sachs Bank USA, and JPMorgan Chase Bank, N.A. Incorporated herein by reference to Amendment No. 18 to the Registrant’s Registration Statement filed on June 28, 2011.

(i) Not applicable.

(j) Not applicable.

(k) Not applicable.

(l) Not applicable.

(m) Not applicable.

(n) Not applicable.

(o) Reserved.

(p) Codes of Ethics.

(1) Code of Ethics of Trust. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.

(2) Code of Ethics of JPMAM, including JPMIM, (Effective February 1, 2005, Revised March 31, 2016). Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.

(99) (a) Powers of Attorney for the Trustees. Incorporated herein by reference to Amendment No. 34 to the Registrant’s Registration Statement filed on June 20, 2018.

(99) (b) Power of Attorney for Brian S. Shlissel. Incorporated herein by reference to Amendment No. 34 to the Registrant’s Registration Statement filed on June 20, 2018.

(99) (c) Power of Attorney for Timothy J. Clemens. Incorporated herein by reference to Amendment No. 34 to the Registrant’s Registration Statement filed on June 20, 2018.

(99) (d) Power of Attorney for Stephen Fisher. Incorporated herein by reference to Amendment No. 34 to the Registrant’s Registration Statement filed on June 20, 2018.

Item 24.	Persons Controlled by or Under Common Control with the Registrant

The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.

Item 25.	Indemnification

Article VII, Section 3 of the Trust’s Declaration of Trust provides that, subject to the exceptions and limitations contained in the Trust’s By-Laws: (a) every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer of the Trust and against amounts paid or incurred by him in the settlement thereof; and (ii) expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.

Article VII, Section 2 of the Trust’s By-Laws provides that subject to the exceptions and limitations contained in Article VII, Section 4 of the By-Laws the Trust shall indemnify its Covered Persons to the fullest extent consistent with state law and the Investment Company Act of 1940, as amended (“1940 Act”). Without limitation of the foregoing, the Trust shall indemnify each person who was or is a party or is threatened to be made a party to any proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Trustee or officer of the Trust, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. Subject to the exceptions and limitations contained in Section 4 of Article VII of the By-Laws, the Trust may, to the fullest extent consistent with law, indemnify each person who is serving or has served at the request of the Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (“Other Position”) and who was or is a party or is threatened to be made a party to any proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such Other Position, against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. The indemnification and other rights provided by Article VII of the By-Laws shall continue as to a person who has ceased to be a Trustee or officer of the Trust.

Article VII, Section 4 of the Trust’s By-Laws provides that: (a) the Trust shall not indemnify a Covered Person or agent who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “disabling conduct”) or (ii) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Trust; and (b) the Trust shall not indemnify a Covered Person or agent unless the court or other body before which the proceeding was brought determines that such Trustee, officer or agent did not engage in disabling conduct or, with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought, there has been a dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such a Covered Person or agent has been charged and a determination that such Trustee, officer or agent did not engage in disabling conduct by at least a majority of those Trustees who are neither interested persons of the Trust (as that term is defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry).

Item 26.	Business and Other Connections of the Investment Adviser

See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference.

Item 27.	Principal Underwriter

Not applicable.

Item 28.	Location of Accounts and Records

All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained in the physical possession of: JPMorgan Funds Management, Inc. (named One Group Administrative Services, Inc. through February 15, 2005), the Registrant’s administrator, at 1111 Polaris Parkway, Columbus, Ohio 43240 and 270 Park Avenue, New York, New York 10017; JPMorgan Chase Bank, the Registrant’s custodian at 270 Park Avenue, New York, NY 10017; J.P. Morgan Investment Management Inc., the Registrant’s investment adviser, at 270 Park Avenue, New York, NY 10017; Boston Financial Data Services, Inc., the Registrant’s transfer agent, at 2000 Crown Colony, Quincy, MA 02169.

Item 29.	Management Services

None.

Item 30.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 21st day of September, 2018.

JPMorgan Institutional Trust

By:	BRIAN S. SHISSEL*
Brian S. Shissel
President & Principal Executive Officer

This amendment to the Registration Statement of the Registrant has been signed below by the following persons in the capacities indicated on September 21, 2018.

	JOHN F. FINN*	MARY E. MARTINEZ*
	John F. Finn	Mary E. Martinez
	Trustee	Trustee

	STEPHEN FISHER*	MARILYN MCCOY*
	Stephen Fisher	Marilyn McCoy
	Trustee	Trustee

	MATTHEW GOLDSTEIN*	MITCHELL M. MERIN*
	Matthew Goldstein	Mitchell M. Merin
	Trustee	Trustee

	DENNIS P. HARRINGTON*	ROBERT A. ODEN, JR.*
	Dennis P. Harrington	Robert A. Oden, Jr.
	Trustee	Trustee

	FRANKIE D. HUGHES*	MARIAN U. PARDO*
	Frankie D. Hughes	Marian U. Pardo
	Trustee	Trustee

	RAYMOND KANNER*	JAMES J. SCHONBACHLER*
	Raymond Kanner	James J. Schonbachler
	Trustee	Trustee

	PETER C. MARSHALL	BRIAN S. SHISSEL*
	Peter C. Marshall	Brian S. Shissel
	Trustee	President & Principal Executive Officer

TIMOTHY J. CLEMENS*
Timothy J. Clemens
Treasurer and Principal Financial Officer

* By	/S/ ZACH VONNEGUT-GABOVITCH
Zach Vonnegut-Gabovitch
Attorney-in-fact

Exhibit Index

(g)(1)(b)	Form of Amended Schedule A to the Amended and Restated Global Custody & Fund Accounting Agreement (amended as of August 14, 2018)

(h)(1)(a)	Form of Amended Appendix A, dated as of August 14, 2018, to the Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc. (“BFDS”) dated September 1, 2014